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                                              [BGR I Property Building NQ Lease]


                            SECOND AMENDMENT TO LEASE


     THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is entered into as of May 9, 1996, by and between BGR ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP ("Lessor"), and CHIRON CORPORATION, a Delaware corporation ("Lessee"), with reference to the following facts:

     A. Lessor and Lessee are parties to that certain Triple Net Lease dated May 26, 1989, entered into by Lessor and Lessee's predecessor, Chiron Corporation, a California corporation, as amended by that certain First Amendment to Lease dated as of October 1, 1993 (as so amended, the "Lease"). The Lease Term expires August 14, 2001; and Lessee has the right to extend the Lease Term for two (2) terms of five (5) years each.

     B. Lessor, Lessee and certain other parties related to Lessor have entered into that certain Option Agreement dated as of March 15, 1995 (the "Option Agreement"), pursuant to which Lessor has been granted to Lessee the option, subject to the terms and conditions of the Option Agreement, to purchase the property covered by the Lease as well as other property in the vicinity thereof (the "Option"). As provided for in of the Option Agreement, as additional consideration for the grant of said Option, Lessee agreed that if Lessee entered into a Development Agreement (as defined in the Option Agreement), the Lease Term would be extended through December 31, 2003.

     C. Lessee has entered into such a Development Agreement; and Lessor and Lessee are entering into this Second Amendment to evidence the extension of the Lease Term as provided for in the Option Agreement.


     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree as follows (capitalized terms used herein but not herein defined shall have the meaning ascribed to them in the Lease):


     1. AMENDMENT OF PARAGRAPH 1.2 (LEASE TERM). Lessor and Lessee hereby agree that the Lease Term is hereby extended through December 31, 2003. In furtherance of the foregoing, Lessor and Lessee hereby amend the Lease by deleting therefrom in its entirety the existing Paragraph 1.2 and inserting in its place the following new Paragraph 1.2:

          1.2 LEASE TERM: The term of this Lease ("Lease Term") shall be the period beginning with the



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     Commencement Date and ending December 31, 2003; provided, however, that
     Lessee shall have the option to extend the term of this Lease for two terms of five (5) years each as described in Paragraph 19 hereof. As used herein, the phrase "Lease Term" shall include any extension period obtained through the exercise of such options.

     2. AMENDMENT TO PARAGRAPH 4.2 (ANNUAL RENT ADJUSTMENT). The Base Monthly Rent provided for in Paragraph 1.3 of the Lease has been subject to annual adjustment pursuant to Paragraph 4.2 of the Lease, and as of the date hereof said Base Monthly Rent for the Premises is $1.02 per rentable square foot. The Base Monthly Rent shall continue to be adjusted annually through August 14, 1999 (as provided for in the First Amendment to Lease), and shall thereafter remain unchanged for the balance of the Lease Term provided for in this Second Amendment (I.E., until December 31, 2003); provided, however, that if the Lease Term is extended pursuant to Paragraph 19 of the Lease, the Base Monthly Rent shall again be subject to annual adjustment during each option term. In furtherance of the foregoing, Lessor and Lessee hereby amend Paragraph 4.2 of the Lease by amending and restating the first two sentences thereof (as provided for in Paragraph 5 of the First Amendment to Lease) to read as follows:

          During the first ten (10) years of the Lease Term (ending
          August 14, 1999), and thereafter during any extension of the Lease Term pursuant to Paragraph 19 of this Lease, the Base Monthly Rent specified in Paragraph 1.3 shall be subject to annual increases determined by reference to the Consumer Price Index for All Urban Consumers, San Francisco-Oakland-San Jose, California, All Items (1982-84 = 100), published by the United States Bureau of Labor Statistics (the "CPI"). During the period from the commencement of the eleventh year of the Lease Term (I.E., August 15, 1999), until December 31, 2003, the Base Monthly Rent shall not be subject to such annual adjustment and shall remain the same as the Base Monthly Rent due and payable under the terms of this Lease for the last month of the tenth year of the Lease Term.

     3. TERMS OF LEASE. Except as otherwise provided in this Second Amendment, the terms of the Lease for the period from August 15, 2001, through December 31, 2003, shall be the same as the terms of the Lease prior to August 15, 2001. In addition, the terms of Paragraph 19 of the Lease providing for two (2) extension options of five (5) years each shall remain in effect, with the first extension term, if exercised, commencing on January 1, 2004.

     4. DELETION OF PARAGRAPH 3.2. Paragraph 3.2 of the Lease is no longer applicable and is hereby deleted in its entirety.


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     5.   STATUS OF LEASE.  Except as amended hereby, the Lease remains unamended; and as amended hereby, the Lease and all the terms and conditions thereof remain in full force and effect.

     6. COUNTERPARTS. This Second Amendment may be executed in multiple counterparts, each of which shall constitute an original hereof, and all of which taken together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, Lessor and Lessee have executed this Second Amendment as of the date first set forth above.

LESSEE:                                 LESSOR:

CHIRON CORPORATION,                     BGR ASSOCIATES, A CALIFORNIA
a Delaware corporation                  LIMITED PARTNERSHIP


By: /s/ Dennis L. Winger                By:  /s/ Richard K. Robbins
   -------------------------------          -----------------------------------
Its:  Senior Vice President                  Richard K. Robbins
     -----------------------------           Managing General Partner
     Finance and Administration


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